                                  EXHIBIT 23.1
                                  ------------

                    CONSENT OF JACKSON THORNTON & CO., P.C.
                    ---------------------------------------


                   Consent of Independent Public Accountants

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Frontier National Corporation KSOP of our report dated March 6, 1998 with respect to the Consolidated Financial Statement of First National Sylacauga Corporation as of December 31, 1997 and 1996 appearing in the Registration Statement of Frontier National Corporation (formerly Valley National Corporation) on Form S-4, as amended, File No. 333-52465 and the prospectus filed with the SEC pursuant to Rule 424(b) on August 4, 1998.


                                         /s/ Jackson Thornton & Co., P.C.


Montgomery, Alabama
December 30, 1998